Exhibit 99.3

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

Washington, D.C. 20551

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2008

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number: N/A

SuffolkFirst Bank

(Exact name of small business issuer as specified in its charter)

Virginia	04-3607546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3535 Bridge Road, P.O. 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

(757) 934-8200

(Issuer’s telephone number, including area code)

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerates filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Indicted by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes  ☐    No  ☒

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

PROCEDURES DURING THE PRECEDING FIVE YEARS:

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 12, 13, or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan by a court.

Yes  ☐    No  ☒

APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: 2,276,298 shares of Common Stock, par value $3.20 per share, were outstanding at June 30, 2008.

Transitional Small Business Disclosure Format (check one)

Yes  ☐    No  ☒

PART 1 – FINANCIAL INFORMATION

Item 1.	Financial Statements

SuffolkFirst Bank

Balance Sheets

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Cash and cash equivalents
Cash and due from banks	$2,848,584	$3,468,110

Total cash and cash equivalents	2,848,584	3,468,110

Securities available-for-sale, at fair value	55,874,672	62,054,416
Loans, net	112,621,501	103,786,095
Bank premises and equipment, net	5,729,170	5,721,920
Accrued interest receivable	1,191,986	997,117
Other investments	2,663,500	2,783,850
Deferred tax asset	607,600	149,000
Other assets	496,269	425,487

	179,184,698	175,917,885

Total assets	$182,033,282	$179,385,995

Liabilities and Stockholders’ Equity
Deposits
Demand	$20,901,763	$20,373,596
Savings	2,599,118	2,431,289
Time	100,129,756	90,943,265

Total deposits	123,630,637	113,748,150
Accrued interest payable	888,880	911,724
Federal funds purchased and borrowed funds	41,231,903	47,551,895
Other liabilities	151,645	467,646

Total liabilities	165,903,065	162,679,415

Stockholders’ equity
Common stock, $3.20 par value; 5,000,000 shares authorized;
2,276,298 issued and outstanding	7,284,154	7,284,154
Additional paid-in-capital	8,938,444	8,938,444
Retained earnings	756,039	417,320
Accumulated other comprehensive income (loss), net	(848,420)	66,662

Total stockholders’ equity	16,130,217	16,706,580

Total liabilities and stockholders’ equity	$182,033,282	$179,385,995

See notes to financial statements.

SuffolkFirst Bank

Statements of Income and Comprehensive Loss

	Three Months Ended June 30,
	2008	2007
	(unaudited)	(unaudited)
Interest income
Interest and fees on loans	$1,814,484	$1,571,002
Interest on securities
U.S. Treasury and U.S. Government agencies	568,672	394,697
Interest on federal funds sold	33,473	14,843

Total interest income	2,416,629	1,980,542

Interest expense
Interest on deposits	775,612	716,617
Interest on time certificates of $100,000 and over	446,120	205,010
Interest on federal funds purchased	259,790	109,662

Total interest expense	1,481,522	1,031,289

Net interest income	935,107	949,253
Provision for loan losses	60,000	32,600

Net interest income after provision for loan losses	875,107	916,653

Non-interest income
Service charges on deposit accounts	69,434	65,603
Other	96,988	62,772

Total non-interest income	166,422	128,375

Non-interest expense
Salaries and employee benefits	539,630	442,253
Expenses of premises and equipment	133,038	67,548
Lease expense	16,701	25,004
Bank franchise tax	13,000	25,800
Advertising	10,639	16,222
Data processing	32,402	45,295
Office supplies	9,468	17,080
Professional fees	61,000	31,690
Telecommunications	9,942	8,322
Other operating expenses	99,264	196,276

Total non-interest expense	925,084	875,490

Income before income tax expense	116,445	169,538
Income tax expense	37,700	57,982

Net income	78,745	111,556
Other comprehensive loss, net of income tax expense:
Net unrealized (losses) on securities available-for-sale	(688,784)	(129,360)

Comprehensive (loss)	$(610,039)	$(17,804)

Per share data:
Income per share, basic	$0.03	$0.05

Income per share, assuming dilution	$0.03	$0.05

See notes to financial statements.

SuffolkFirst Bank

Statements of Income and Comprehensive Income (Loss)

	Six Months Ended June 30,
	2008	2007
	(unaudited)	(unaudited)
Interest income
Interest and fees on loans	$3,679,481	$3,028,904
Interest on securities
U.S. Treasury and U.S. Government agencies	1,154,659	696,779
Interest on federal funds sold	36,573	51,298

Total interest income	4,870,713	3,776,981

Interest expense
Interest on deposits	1,659,453	1,406,156
Interest on time certificates of $100,000 and over	708,896	418,178
Interest on federal funds purchased and borrowed funds	539,784	127,954

Total interest expense	2,908,133	1,952,288

Net interest income	1,962,580	1,824,693
Provision for loan losses	119,700	32,600

Net interest income after provision for loan losses	1,842,880	1,792,093

Non-interest income
Service charges on deposit accounts	149,480	128,051
Gain on sale of investments	264,625	—
Other	172,421	173,284

Total non-interest income	586,526	301,335

Non-interest expense
Salaries and employee benefits	1,093,989	886,705
Expenses of premises and equipment	269,049	133,693
Lease expense	34,550	49,999
Bank franchise tax	41,100	50,000
Advertising	43,617	25,997
Data processing	81,066	89,613
Office supplies	32,246	29,355
Professional fees	103,684	71,567
Telecommunications	19,486	17,093
Other operating expenses	200,950	349,628

Total non-interest expense	1,919,737	1,703,650

Income before income tax	509,669	389,778
Income tax expense	170,950	105,630

Net income	338,719	284,148
Other comprehensive income (loss), net of income tax:
Net unrealized (losses) on securities available-for-sale	(915,082)	(109,277)

Comprehensive income (loss)	$(576,363)	$174,871

Per share data:
Income per share, basic	$0.15	$0.13

Income per share, assuming dilution	$0.15	$0.13

See notes to financial statements.

SuffolkFirst Bank

Statements of Changes in Stockholders’ Equity

For the Six Months Ended June 30, 2008 and 2007

(unaudited)

	Common Stock	Additional Paid-in-Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balances at January 1, 2007	$7,266,554	$8,914,189	$(189,246)	$(177,434)	$15,814,063
Net income	—	—	284,147	—	284,147
Change in net unrealized gains (losses) on available-for-sale securities, net of deferred income tax expense of $53,343	—	—	—	(109,277)	(109,277)

Balances at June 30, 2007	7,266,554	8,914,189	94,901	(286,711)	15,988,933
Net income	—	—	322,419	—	322,419
Options exercised 5,500 shares	17,600	24,255			41,855
Change in net unrealized gains (losses) on available-for-sale securities, net of deferred income tax expense of $182,025	—	—	—	353,373	353,373

Balances at December 31, 2007	7,284,154	8,938,444	417,320	66,662	16,706,580
Net income	—	—	338,719	—	338,719
Change in net unrealized gains (losses) on available-for-sale securities, net of deferred income tax expense of $471,404	—	—	—	(915,082)	(915,082)

Balances at June 30, 2008	$7,284,154	$8,938,444	$756,039	$(848,420)	$16,130,217

See notes to financial statements.

SuffolkFirst Bank

Statements of Cash Flows

(unaudited)

	Six Months Ended
	June 30, 2008	June 30, 2007
Cash flows from operating activities
Net income	$338,719	$284,148
Adjustments to reconcile net income to net cash used by operating activities
Depreciation	174,046	89,252
Amortization (accretion)	15,236	(470)
Gain on sale of available-for-sale securities	(265,573)	—
Provision for loan losses	119,700	32,600
Loans recoveries (charged off)	(2,950)	3,945
Change in operating assets and liabilities
Accrued interest receivable	(194,869)	(197,418)
Deferred tax assets	13,009	—
Other assets	(70,782)	(187,914)
Accrued interest payable	(22,884)	128,525
Other liabilities	(316,001)	(184,536)

Net cash used by operating activities	(212,349)	(31,868)

Cash flows from investing activities
Proceeds from maturities and calls of available-for-sale securities	52,234,810	41,616,495
Purchase of available-for-sale securities	(47,191,380)	(48,000,000)
Purchase of federal reserve stock	(9,350)	(9,900)
Purchase federal home loan bank stock	—	(353,000)
Proceeds from the sale of FHLB stock	129,700	—
Net increase in loans	(8,952,156)	(11,032,237)
Purchases of bank premises and equipment	(181,296)	(1,742,292)

Net cash used in investing activities	(3,969,672)	(19,520,934)

Cash flows from financing activities
Net increase in demand deposits and savings accounts	695,996	22,619
Net increase in time deposits	9,186,491	13,278,086
Net increase in federal funds purchased and borrowed funds	(6,319,992)	7,494,881

Net cash provided by financing activities	3,562,495	20,795,586

Net increase (decrease) in cash and cash equivalents	(619,526)	1,242,784
Cash and cash equivalents
Beginning of period	3,468,110	3,813,234

End of period	$2,848,584	$5,056,018

See notes to financial statements.

SuffolkFirst Bank

Notes to Unaudited Financial Statements

Note 1 – Basis of Presentation

In management’s opinion the accompanying financial statements, which unless otherwise noted are unaudited, reflect all adjustments, consisting solely of normal recurring accruals, necessary for a fair presentation of the financial information as of and for the six month periods ended June 30, 2008 and 2007 and in conformity with accounting principles generally accepted in the United States of America. Results for the six month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

The organization and business of SuffolkFirst Bank, accounting policies followed, and other related information are contained in the notes to the financial statements of the Bank as of and for the year ended December 31, 2007, filed as part of the Bank’s report on Form 10-KSB. These financial statements should be read in conjunction with the annual financial statements.

SuffolkFirst Bank’s critical accounting policy relates to the evaluation of the allowance for loan loss which is based on management’s opinion of an amount that is adequate to absorb potential loan loss in the Bank’s existing portfolio. The allowance for loan loss is established through a provision for loan loss based on available information including the composition of the loan portfolio, historical loan loss (to the extent available due to limited history), specific impaired loans, availability and quality of collateral, age of the various portfolios, changes in local economic conditions, and loan performance and quality of the portfolio. Different assumptions used in evaluating the adequacy of the Bank’s allowance for loan loss could result in material changes in SuffolkFirst Bank’s financial condition and results of operations. The Bank’s policies with respect to the methodology for determining the allowance for loan loss involve a higher degree of complexity and require management to make subjective judgments that often require assumptions or estimates about uncertain matters. These critical policies and their assumptions are periodically reviewed with the Board of Directors.

Note 2 – Use of Estimates

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 3 – Income per share

Income per share data has been determined under the provisions of the Statement of Financial Accounting Standards No. 128, Earnings Per Share. For the six months periods ended June 30, 2008 and 2007, basic earnings per share has been computed based upon the weighted average common shares outstanding of 2,276,298 and 2,270,798, respectively. For the six months ended June 30, 2008 and 2007, diluted earning per share has been computed based upon the weighted average common shares outstanding of 2,276,298, and 2,284,493, respectively.

The only potential additional stock of SuffolkFirst Bank as defined in the Statement of Financial Accounting Standards No. 128 is stock options granted to various officers and employees of SuffolkFirst Bank. The following is a summary of the basic and diluted income per share calculation for the quarter ended June 30, 2008 and 2007.

Note 3 – Income per share (continued)

	Three months ended June 30, 2008	Three months ended June 30, 2007
Net Income	$78,745	$111,556
Weighted average number of shares	2,276,298	2,270,798
Options affect of incremental shares	—	12,452
Weighted average diluted shares	2,276,298	2,283,250

Income per share basic	$0.03	$0.05

Income per share assuming diluted	$0.03	$0.05

	Six months ended June 30, 2008	Six months ended June 30, 2007
Net Income	$338,719	$284,148
Weighted average number of shares	2,276,298	2,270,798
Options affect of incremental shares	—	13,695
Weighted average diluted shares	2,276,298	2,284,493

Income per share basic	$0.15	$0.13

Income per share assuming diluted	$0.15	$0.12

Note 4 – Income Taxes

For the six months ended June 30, 2008 and 2007, the Bank reported a net income of $338,719 and $284,148, respectively. We recorded a federal income tax expense of $171 thousand and $106 thousand for the six months ended June 30, 2008 and 2007, respectively.

Note 5 – Employee Stock Option Plan

The Bank maintains an Employee Stock Option Plan that provides for grants of incentive and non-incentive stock options. This plan has been presented to and approved by the Bank’s shareholders. Through December 31, 2006, the Company accounted for this plan under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no stock-based employee compensation cost has been recognized, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. As of December 31, 2007, all outstanding stock options were fully vested. No stock options were granted or vested during the first six months of 2008 or 2007 and, accordingly, net income and earnings per share would not have been affected if compensation cost for the stock-based compensation plan had been determined based on the grant date fair values of awards (the method described in Statement of Financial Accounting Standards No. 123 (R) Share-Base Payment) and any stock-based employee compensation for future grants will be determined using the Black-Scholes or another appropriate option-pricing model with the following assumptions: option price, divided yield, expected volatility, risk free interest rate and the expected life.

Note 6 – Supplemental Cash Flows Information

The Bank paid $2,930,977 and $1,823,763 interest for the six months ended June 30, 2008 and 2007, respectively. Federal income taxes of $163,500 were paid for the six months ended June 30, 2008 with $265,000 Federal income taxes paid for the six months ended June 30, 2007.

Note 7 – Disclosures About Fair Value of Assets and Liabilities

Effective January 1, 2008, the Bank has adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FAS 157 has been applied prospectively as of the beginning of the year.

In February 2008, Staff Position No. 157-2 (“FSP 157-2”) was issued. FSP 157-2 delayed the effective date of SFAS 157 for certain nonfinancial assets and nonfinancial liabilities except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP 157-2 defers the effective date of SFAS 157 for such nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.

FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FAS 157 also establishes a fair value hierarchy which requires the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities: quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available-For-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. Currently, all of the Bank’s securities are considered to be Level 2 securities.

Following is a description of the valuation methodologies used for instruments measured at fair value on a non-recurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Impaired Loans

Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan’s existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to increase, such increases are reported as a component of the provision for loan losses. Loan losses are charged against the allowance when Management believes the uncollectability of a loan is confirmed. At June 30, 2008, the Bank had $965 thousand or 0.85% of total loans compared with no impaired loans at June 30, 2007. It is the opinion of management; the allowance is adequate to absorb any loss related to these loans. The valuation would be considered Level 3.

Note 8 – Reclassifications

Certain reclassifications were made to the 2007 financial statement presentation in order to conform to the 2008 financial statement presentation. These reclassifications had no effect on net income.

Note 9 – Subsequent Pronouncements

FAS no. 159

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. SFAS 159 allows companies, at their option, to report selected financial assets and liabilities at fair value. The changes in fair value are recognized in earnings and the assets and liabilities measured under this methodology are required to be displayed separately in the balance sheet. While SFAS 159 is effective for the Bank beginning January 1, 2008, the Bank has not elected the fair value option that is offered by this statement.

FAS no. 161

In March 2008, the FASB issued SFAS No. 161 – Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133 (“Statement 161”). Statement 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. The statement also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. This accounting standard is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Bank does not believe that Statement 161 will have an impact to our financial statements.

Note 10 – Subsequent Events

On May 8, 2008, the Shareholders of the Bank approved the formation of a Bank Holding Company and received approval on May 14, 2008 from Regulatory Authorities. Management believes this new corporate structure will enable the Bank to be more competitive and better manage the Bank’s capital.

Item 2.	Management’s Discussion and Analysis or Plan of Operation

MANAGEMENT’S DISCUSSION AND ANALYSIS OR

PLAN OF OPERATION

The following discussion is intended to assist readers in understanding and evaluating our financial condition and results of operations. This review should be read in conjunction with our financial statements and accompanying notes included elsewhere in this document. This discussion is intended to assist in understanding our financial condition and results of operations. The data presented for the six-month periods ended June 30, 2008 and 2007, is derived from our unaudited interim financial statements and include, in the opinion of management, all adjustments, consisting only of normal reoccurring accruals, necessary to present fairly the data for such periods.

Results of Operations

Overview

The primary source of our revenue is net interest income, which represents the difference between interest income on earning assets and interest expense on liabilities used to fund those assets. Earning assets include loans, available-for-sale securities, and federal funds sold. Interest bearing liabilities include deposits and borrowings. Sources of non-interest income include service charges on deposit accounts, fees from mortgage loan originating, and other miscellaneous income.

For the six months ended June 30, 2008 our net income was $338,719 compared to a net income of $284,148 for the six months ended June 30, 2007. Our net income and per share income increased for the six month ended June 30, 2008 due to gain on sale of investments of $174,653 after taxes.

	For the six months ended June 30, 2008	For the six months ended June 30, 2007
Net Income	$338,719	$284,148
Per Share Income, basic and diluted	$0.15	$0.13

Net Interest Income

Net interest income is affected by changes in interest rates, volume of interest bearing assets and liabilities, and the composition of those assets and liabilities. Our loan growth of $30 million and our investment securities growth of $15 million have been the primary contributors to our increased interest income for June 30, 2008 compared to June 30, 2007. Our increase in interest expense for the same period is due to primarily to an increase in average time deposits of $25 million and average federal funds purchased and borrowed funds by $26.5 million. The change in earning assets and interest bearing liabilities accounts for the increase in net interest income for the six months ending June 30, 2008, compared to the six months ending June 30, 2007. In addition, the Bank increased the provision for loan losses from $32,600 for the six month period ending June 30, 2007 to $119,700 for the six months ending June 30, 2008.

Our management strives to maximize net interest income through prudent balance sheet administration, while maintaining appropriate risk levels as determined by our Board of Directors. The “net interest margin” is a common statistic related to changes in interest income. The net interest margin is defined as the percentage of net interest income to average earning assets. Net interest income for the six months ended June 30, 2008 was $1,962,580 compared to $1,824,693 for the six months ended June 30, 2007. This increase is due to our loan growth and both volume and yield growth in our securities portfolio.

The net interest margin for the year ended December 31, 2007 and for the six months ended June 30, 2008 was 3.27% and 2.56%, respectively. The decline in net interest margin can be primarily attributed to the Bank’s asset sensitive position in a declining interest rate environment where rates on a portion of our loan portfolio adjusted faster than rates on time deposits and specific borrowed funds.

The table “Average Balances, Interest Income and Average Yield Rates,” provides a detailed analysis of the effective yields and rates on the categories of interest earning assets and interest bearing liabilities for the periods indicated. The average balances used in this table and other statistical data were calculated using daily average balances.

SuffolkFirst Bank

Average Balances, Interest/Dividend Income and Expenses and Average Yield and Rates

(In thousands)

	For the six months ended June 30, 2008			For the six months ended June 30, 2007			For the year ended December 31, 2007
	Average Balances(1)	Interest/ Dividend Income/ Expense	Yields/ Rates	Average Balances(1)	Interest/ Dividend Income/ Expense	Yields/ Rates	Average Balances(1)	Interest/ Dividend Income/ Expense	Yields/ Rates
ASSETS:
Interest/dividend earning assets:
Federal funds sold	$5,887	$37	1.26%	$1,888	$51	5.40%	$1,306	$64	4.90%
Investment securities	45,604	1,259	5.52%	30,146	753	5.00%	34,116	1,794	5.26%
Loans	109,788	3,678	6.70%	79,187	3,029	7.65%	87,550	6,694	7.65%

Total earning assets	161,279	4,974	6.17%	111,221	3,833	6.89%	122,972	8,552	6.95%
Non earning assets:
Cash & due from banks	3,304			3,174			3,282
Premises & equipment	5,798			2,826			3,840
Other assets	1,684			1,278			1,463
Allowance for loan losses	(984)			(835)			(871)

Total non earning assets	9,802			6,443			7,714
Total Assets	$171,081			$117,664			$130,686

Liabilities & Stockholders’ Equity:
Interest bearing liabilities:
Interest bearing demand deposit accts	$5,988	36	1.20%	$5,750	26	0.90%	$5,691	52	0.91%
Savings accounts	2,410	15	1.24%	2,194	13	1.19%	2,257	27	1.20%
Time deposits	98,980	2,318	4.68%	74,032	1,785	4.82%	80,972	4,005	4.95%
Federal funds purchased & borrowed funds	31,472	540	3.43%	4,970	128	5.15%	10,229	446	4.36%

Total interest bearing liabilities	138,850	2,909	4.19%	86,946	1,952	4.49%	99,149	4,530	4.57%
Non-interest bearing liabilities:
Non-interest demand deposit accounts	14,377			13,688			14,176
Other liabilities	1,353			1,063			1,192
Stockholders’ equity	16,501			15,967			16,169
Total Liabilities & Stockholders’ Equity	$171,081			$117,664			$130,686

Interest Rate Spread(2)			1.98%			2.40%			2.39%
Net Interest/Dividend Income(3)		$2,065			$1,881			$4,022
Net Interest Margin(4)			2.56%			3.38%			3.27%

(1)	Average balances are computed on a daily basis

(2)	Yield on interest/dividend earning assets average balance less total interest bearing liabilities average balance

(3)	Total earning assets average balance less total interest bearing liabilities average balance

(4)	Net interest margin is net interest income, expressed as a percentage of average earning assets

Non-Interest Income

Non-interest income increased from $301,335 for the six months ended June 30, 2007 to $586,526 for the six months ended June 30, 2008. The increase in non-interest income was due primarily to a $264,625 gain on sale of investments and an increase in $21,429 related to service charges on deposit accounts.

Non-interest Expense

Salaries and employee benefits make up the majority of the increase in non-interest expense components. The increase from $887 thousand to $1.1 million for the six months ended June 30, 2007 and 2008, respectively, was due to additional staffing which included a commercial loan officer at our North Suffolk Branch and overall increases in wages in the first six months of 2008. Another increase was in expenses related to premises and equipment due to the opening of our North Suffolk office in October 2007. Professional fees increased due to compliance costs related to Sarbanes-Oxley Act of 2002 and fees related to the formation of the Bank Holding Company. Other fees for the six months ended, June 30, 2008, are reduced by $149 thousand due to the full implementation of FASB 91 in the second half of 2007.

Income Taxes

For the quarters ended June 30, 2008 and 2007, the Bank reported a net income of $338,719 and $284,148, respectively. We recorded a federal income tax expense of $171 thousand and $106 thousand for the six months ended June 30, 2008 and 2007, respectively.

Financial Condition

Securities

Our entire investment portfolio was held as available-for-sale at June 30, 2008, and market value totaled $55.9 million. The following table shows the weighted average yield and average life of the portfolio.

The following table presents information as of June 30, 2008:

	Book Value	Market Value	Weighted Average Life		Weighted Average Yield
Mortgage backed securities
- variable rate	$10,941,373	$10,890,196	3.48 years		4.50%
Mortgage backed securities
- fixed rate	1,061,566	1,046,836	14.63 years		4.62%
Agency notes/bonds
- fixed rate	40,608,811	39,600,478	9.79 years		4.03%
Other securities	4,548,680	4,337,079	13.66 years		7.67%
Collateralized mortgage	156	156	0.056 years		0.98%

TOTAL PORTFOLIO	$57,160,586	$55,874,745	8.86 years	[1]	4.42%

[1]	The weighted average life calculations are based on the current level of prepayments as of June 30, 2008.

The following table presents scheduled maturities of debt securities at June 30, 2008. Available-for-sale securities are stated at estimated fair value:

June 30, 2008

Available-For-Sale Securities

Estimated Fair Value

Maturities	0 - 5 Years	5 - 10 Years	After 10 Years		Total
Agency notes/bonds	$14,999,154	$—	$24,601,251		$39,600,405
Preferred securities	—	—	4,337,079		4,337,079
Muni tax exempt	—	—	543,250		543,250
Mortgage backed securities/collaterized mortgage obligations	—	156	11,393,782	[1]	11,393,938

TOTAL	$14,999,154	$156	$40,875,362		$55,874,671

[1]	Includes $11,393,782 in variable rate MBS that reset within one to ten years.

The following table presents information as of December 31, 2007:

	Book Value	Market Value	Weighted Average Life		Weighted Average Yield
Mortgage backed securities
- variable rate	$13,983,074	$13,930,912	8.09 years		4.83%
Mortgage backed securities
- fixed rate	537,210	520,055	3.31 years		4.82%
Agency notes/bonds
- fixed rate	42,863,380	43,023,600	0.33 years		4.97%
Other securities	4,558,440	4,568,225	0.54 years		7.20%
Collateralized mortgage	11,669	11,624	0.36 years		2.91%

TOTAL PORTFOLIO	$61,953,773	$62,054,416	2.12 years	[1]	5.11%

[1]	The weighted average life calculations are based on the current levels of prepayments as of December 31, 2007.

The following table presents scheduled maturities of debt securities at December 31, 2007. Available- for- sale securities are stated at estimated fair value:

December 31, 2007

Available-For-Sale Securities

Estimated Fair Value

Maturities	0 - 5 Years	5 - 10 Years	After 10 Years		Total
Agency notes/bonds	$27,970,867	$—	$15,052,733		$43,023,600
Preferred securities	—	—	4,568,225		4,568,225
Mortgage backed securities/collaterized mortgage obligations	—	11,624	14,450,967	[1]	14,462,591

TOTAL	$27,970,867	$11,624	$34,071,925		$62,054,416

[1]	Includes $14,450,967 in variable rate MBS that reset within one to ten years.

Loan Portfolio

Our primary source of income is our lending activities. We offer three major types of loans: residential real estate, commercial loans, installment and other loans to customers throughout our market area. We also originate and purchase loans outside of our primary market area. The Bank has purchased loans from other banks (participation loans) that include hotel loans, and real estate development loans. Hotel loans are identified as a concentration of credit as it relates to the percentage of total outstanding loans. Hotel loans on June 30, 2008 represent $14.5 million or 12.74% of the loan portfolio, while commercial and residential real estate development loans represent $3 million and 2.64% of total loans on June 30, 2008. These concentrations are monitored by management and the Board of Directors periodically.

At June 30, 2008, and December 31, 2007, loans net of the allowance for loan losses, totaled $112.6 million and $103.8 million, respectively, and represented a loan to deposit ratio of 91.10% and 91.24%, respectively.

The following table summarizes the loan receivable portfolio by type at the dates indicated:

	As of June 30, 2008			As of December 31, 2007
	Amount		Percent	Amount		Percent
Real estate – residential	$26,943,995		23.92%	$23,421,660		22.57%
Commercial real estate	66,508,687	(1)	59.06%	61,325,033	(2)	59.09%
Commercial loans	17,574,487		15.60%	17,273,911		16.64%
Installment & other loans	2,652,902		2.36%	2,707,311		2.61%

Total loans	$113,680,071		100.94%	$104,727,915		100.91%

Less: allowance for loan losses	$(1,058,570)		(0.94)%	$(941,820)		(0.91%)

Net loans	$112,621,501		100.00%	$103,786,095		100.00%

[1]	As of June 30, 2008, 57% of commercial real estate loans were secured by business locations; 17% was secured by rental property, 9% was secured by churches, 1% was secured by farms and 17% was secured by other real estate.

[2]	As of December 31, 2007, 57% of commercial real estate loans were secured by business locations; 29% was secured by rental property, 7% was secured by churches, 1% was secured by farms and 6% was secured by other real estate.

A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks we take and to minimize losses. Such policies include limits on loan-to-collateral ratios for each type of loan, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and non-accrual and charge-off guidelines.

Commercial loans primarily represent loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with an emphasis on repayment strengths and low debt to worth ratios. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower’s business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To control risk, initial and continuing financial analysis of a borrower’s financial information is required.

Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and some non-farm, non-residential real estate. As of June 30, 2008, real estate constructions loans totaled $980,657.

Loans secured by real estate mortgages comprised 82.98% of our loan portfolio at June 30, 2008 and 81.66% at December 31, 2007. Residential real estate loans consist primarily of first and second mortgage loans on single family homes. Loan-to-value ratios for these loans are generally limited to 90%. Non-farm, non-residential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 80%. The repayment of both residential and business real estate loans depends primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

Allowance for Loan Losses

The allowance for loan losses is increased by direct charges to the provision for loan losses expense. Losses on loans are charged against the allowance in the period in which management has determined loans have become uncollectible. It is our policy to record recoveries of previously charged off loans as a credit to the allowance. We experienced $3,000 of charge offs and $50 of recoveries for the six months ended June 30, 2008. We experienced only $99 of charge offs and $4,524 of recoveries for the year ended December 31, 2007. The table, “Allowance for Loan Losses,” reports the allocation to loan loss reserve. At quarter end June 30, 2008, management recognized loans that were impaired in principal and interest, and is of the opinion the allowance is adequate to absorb any loss related to these loans. At June 30, 2008, the Bank had $965 thousand of nonperforming loans. Management’s policy is to evaluate loan loss history compared to the actual loan loss reserve quarterly to ensure the allowance is adequate.

In reviewing the adequacy of the allowance for loan losses at June 30, 2008, management took into consideration we have experienced minimal loan losses. Criteria used to evaluate the adequacy of the reserve include the evaluation of current economic conditions affecting the borrowers’ ability to repay, the volume of loans, and the trends in delinquent, non-accruing, and potential problem loans, and the quality of collateral securing nonperforming and problem loans. Therefore, management considers the loan loss reserve adequate to cover its estimate of possible future losses inherent in the loan portfolio. Management presently uses a loan risk grading system to determine the overall risk and quality of the loan portfolio as well as other off balance-sheet credit risk evaluation such as loan commitments and standby letters of credit. The calculation provides for management’s assessment of trends in national and local economic conditions that might affect the general quality of the loan portfolio. Regulators review the adequacy of the allowance for loan losses as part of their examination of the bank and may require adjustments to the allowance based upon information available to them at the time of the examination.

The following chart summarizes the allowance for loan losses for the periods indicated:

Allowance For Loan Losses

	For the six months ended June 30, 2008	For the year ended December 31, 2007
Total loans outstanding	$113,680,071	$104,727,915

Balance at beginning of period	$941,820	$826,595
Loans charged off during period	(3,000)	(99)
Recoveries during period	50	4,524
Addition to reserves during period	119,700	110,800

Balance of allowance for loan losses at end of period	$1,058,570	$941,820

Non-performing Loans; Other Problem Assets

It is the Bank’s policy to discontinue accrual of interest income when a loan is 90 days past due as to interest and principal or there is serious doubt to collectibility, unless the estimated net realized value of collateral is sufficient to assure collection of principal balance and accrued interest.

As of June 30, 2008, management recognized $965 thousand in non-performing loans which represents 0.85% of total outstanding loans. Management’s assessments of these loans indicate the allowance for loan loss is adequate to cover any loss in these loans if liquidation of the collateral is necessary.

Potential Problem Loans

Our loan policy requires management to identify and maintain a list of potential problem loans, including problem loans that are on non-accrual status and loans that are past due 90 days or more. A loan is added to the potential problem list when management becomes aware of information related to possible credit problems of borrowers that will cause serious doubts as to the ability of such borrowers to comply with the current loan repayment terms.

Other Real Estate Owned (OREO)

The bank had no other real estate owned pursuant to foreclosure or in-substance foreclosure at June 30, 2008 or December 31, 2007. In the event, the Bank owned OREO the estimated fair value would be determined by an outside appraiser prior to acquisition and future carrying values would be determined by an annual appraisal of the market value of OREO.

Deposits

Deposits represent our primary source of funds, and are comprised of demand deposits, savings deposits and time deposits. Deposits at June 30, 2008 totaled $123.6 million, compared to December 31, 2007 of $113.7 million, a $9.9 million or 8.7% increase for the six months. These deposits were the primary funding source for our loan growth.

Capital Adequacy

The management of capital in a regulated financial services industry must properly balance return on equity to Stockholders, while maintaining sufficient capital levels and related risk-based capital ratios to satisfy regulatory requirements. The Bank’s capital management strategies have been developed to maintain its “well-capitalized” position. Total capital at June 30, 2008 of $16.1 million, includes unrealized losses of $1.29 million on securities held as available for sale. The Bank is considered by our Board of Directors, management and regulators to be well capitalized.

The Bank is subject to various regulatory capital requirements administered by federal and state regulators. Failure to meet minimum capital requirements can trigger certain mandatory and possible disciplinary actions by regulators that, if undertaken, could have a direct material adverse effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance items as calculated under regulatory accounting practices. The capital amounts and reclassifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios of total and Tier 1 capital to average assets. As of June 30, 2008, the Bank met all minimum capital adequacy requirements and is categorized as “well capitalized.” There are no conditions or events that management believes have changed our category.

The Bank is considered to be well capitalized under the regulatory definition of a well capitalized bank. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The following table shows capital ratios and the minimum capital ratios required by our regulators:

Risk Based Capital Analysis at June 30, 2008

(Dollar in Thousands)

June 30, 2008
Tier 1 capital:
Common stock	$7,284
Additional paid in capital	8,938
Retained earnings and comprehensive loss	1,604

Subtotal	$17,826
Net unrealized loss on securities	848

Total Tier 1 capital	$16,978

Tier 2 capital:
Allowance for loan losses	$1,059

Total risk based capital	$18,037

Average total assets	$178,212

Risk weighed assets	$121,836

Risk Based Capital Ratios at June 30, 2008

	Bank Ratio at June 30, 2008	Regulatory Minimum	Well Capitalized
Capital ratios:
Tier 1 risk based	9.53%	4.0%	<6.0%
Capital ratios:
Total risk based	13.66%	8.0%	<10.0%
Capital ratios:
Total leverage	14.51%	4.0%	<5.0%

Liquidity

Liquidity is identified as the ability to generate or acquire sufficient amounts of cash when needed and at a reasonable cost to accommodate withdrawals, payments of debt, and increased loan demand. These events may occur daily or in other short-term intervals in the normal operation of business. Historical trends help management predict time cycles and the amount of cash required. In assessing liquidity, management gives consideration to relevant factors including stability of deposits, quality of assets, economy of market served, concentrations of business and industry, competition, and the bank’s overall financial condition. Our primary source of liquidity is cash, due from banks, Federal funds sold and securities maintained in our available- for- sale portfolio. In addition, we have substantial lines of credit from our correspondent banks ($12 million) along with an arrangement to borrow from the Federal Home Loan Bank at thirty percent (30%) of total assets and the Federal Reserve under certain conditions. These credit lines are available through our correspondent banks for short term liquidity needs and are subject to prevailing interest rates. In the judgment of management, we maintain the ability to generate sufficient amounts of cash to cover normal requirements and any additional needs, which may arise, within realistic limitations.

Interest Rate Sensitivity

Financial institutions can be exposed to several market risks that may impact the value or future earnings capacity of an organization. Our primary market risk is interest rate risk. Interest rate risk is inherent in banking because as a financial institution, the bank derives a significant amount of its operating revenue from “purchasing” funds (customer deposits and possible borrowings) at various terms and rates. These funds are then invested into earning assets (loans, investments, etc.) at various terms and rates.

Interest rate risk is the exposure to fluctuations in our future earnings (earnings at risk) and value (value at risk) resulting from changes in interest rates. This exposure results from differences between the amounts of interest earning assets and interest bearing liabilities that re-price within a specific time period as a result of scheduled maturities and repayment and contractual interest rate changes.

The primary objective of our asset/liability management process is to maximize current and future net interest income within acceptable levels of interest rate risk while satisfying liquidity and capital requirements. Management recognizes that a certain amount of interest rate risk is inherent and appropriate. The goal is to maintain a balance between risk and reward such that net interest income is maximized while risk is maintained at an acceptable level.

Management strives to control the exposure to interest rate volatility and operates under policies and guidelines established by our Board of Directors who set the level of acceptable risk by understanding, reviewing and making decisions based on its risk position. In addition, pricing, promotion and product development activities are assessed in an effort to emphasize the loan and deposit term or re-pricing characteristics that best meet current interest risk objectives. We use a variety of analytical systems and balance sheet tools to manage interest rate risk.

Gap Analysis

Gap analysis tools monitor the “gap” between interest-sensitive assets and interest-sensitive liabilities. We use a simulation model to forecast future balance sheet and income statement behavior. By studying the effects on net interest income of rising, stable, and falling interest rate scenarios, we can position our self to take advantage of anticipated interest rate movements, by understanding the dynamic nature of its balance sheet components. We evaluate the securities, loans, and deposit portfolios to manage our interest rate risk position.

The following table on page 22 “Gap Report” indicates that, on a cumulative basis through twelve months reflects rate sensitive liabilities exceeding rate sensitive assets, resulting in a liability sensitive position at June 30, 2008 of $6.5 million. This net liability sensitive position was a result of $83.2 million in rate sensitive assets being available for re-pricing during the next 12 months and $89.7 million in rate sensitive liabilities available for re-pricing during the next 12 months which reflects a cumulative negative gap of $6.5 million. Our current Gap position is considered by management to be favorable in a flat to declining interest rate environment. A negative interest sensitivity gap results when interest-sensitive liabilities exceed interest-sensitive assets for a specific re-pricing “horizon”. The Gap is positive when interest-sensitive assets exceed interest-sensitive liabilities. For a bank with a positive gap rising interest rates would be expected to have a positive effect on net interest income and falling rates would be expected to have the opposite effect. The table on page 22 reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their re-pricing or maturity dates. Amounts of fixed rate loans are reflected at the earlier of their contractual maturity date or their contractual re-pricing date. Time deposits are reflected in the deposits’ maturity dates. Borrowed funds are reflected in the earliest contractual re-pricing interval due to the immediately available nature of these funds. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits, are reflected in the earliest re-pricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a thirty day or shorter period.

However, we are under no obligation to vary the rates paid on those deposits within any given period. Fixed rate time deposits are reflected at their contractual maturity dates. Fixed rate advances are reflected at their contractual maturity dates, and variable rate advances are reflected in the earliest re-pricing interval since they were borrowed under the daily rate credit option, and re-price daily.

SuffolkFirst Bank of Suffolk, Virginia

Gap Report

Beta Adjusted

For the Month ending June 30, 2008

	1-30 DAYS	31-180 DAYS	181-360 DAYS	1-2 YEARS	2-3 YEARS	3-5 YEARS	5-10 YEARS	OVER 10 YEARS	TOTAL
	Volume	Volume	Volume	Volume	Volume	Volume	Volume	Volume	Volume
ASSETS:
U.S. Agency -A.F.S.	15,000	—	—	—	—	—	3,949	21,660	40,609
FN/FH fix mortgage backed-A.F.S.	81	1,192	318	2,324	41	73	138	184	4,351
GN 1yr CMT ARM-H.T.M.	13	62	301	268	—	—	—	—	644
FN/FH 1yr CMT ARM-A.F.S.	79	896	889	513	545	402	622	—	3,946
FN/FH other CMT ARM-A.F.S.	21	301	298	91	71	100	153	—	1,035
FN/FH Libor ARM-A.F.S.	22	106	114	328	121	170	262	—	1,123
FN/FH fix rate CMO-A.F.S.	—	—	—	—	—	—	—	—	—
FN/FH libor CMO-A.F.S.	10	46	49	83	65	91	141	—	485
Corporate bonds-A.F.S.	—	2,278	2,277	—	—	—	—	—	4,555
Tax free Muni bonds GO/A.F.S.	—	—	—	—	532	—	—	—	532
Maturing/other securities	(15,000)	—	—	—	—	—	—	—	(15,000)
Federal reserve stock	487	—	—	—	—	—	—	—	487
FHLB stock	2,123	—	—	—	—	—	—	—	2,123
Other securities	—	—	—	—	—	—	—	—	—
Commercial loans fixed	2,218	7,804	5,653	10,907	9,798	11,629	2,485	127	50,621
Commercial loans variable	34,293	486	—	—	—	—	—	—	34,779
Real estate loans fixed rate	802	436	415	1,943	3,072	2,618	5,703	180	15,169
Real estate loans variable rate	1,986	—	—	—	—	—	—	—	1,986
Consumer loans fixed rate	12,332	—	—	—	—	—	—	—	12,332
Loan balancing	(1,210)	—	—	—	—	—	—	—	(1,210)
Fed funds sold	6,000	—	—	—	—	—	—	—	6,000
Loan fees to loan	—	—	—	—	—	—	—	—	—
Non-interest bearing assets	—	—	—	—	—	—	—	8,621	8,621

Total Assets	59,257	13,607	10,314	16,457	14,245	15,083	13,453	30,772	173,188
LIABILITIES:
N.O.W. & Savings	3,520	—	—	—	—	—	—	—	3,520
MMDA	2,153	—	—	—	—	—	—	—	2,153
Passbook savings	2,599	—	—	—	—	—	—	—	2,599
Time deposits <100M	4,913	33,024	9,690	3,141	5,895	2,980	—	—	59,643
Time deposits >100M	4,550	12,554	4,573	5,785	7,343	5,805	—	—	40,610
CD balancing account	(123)	—	—	—	—	—	—	—	(123)
Borrowings	—	—	11,000	20,000	—	—	—	—	31,000
Federal funds purchased	1,232	—	—	—	—	—	—	—	1,232
Non-interest bearing liab & capital	—	—	—	—	—	—	—	32,554	32,554

Total Funding	18,844	45,578	25,263	28,926	13,238	8,785	—	32,554	173,188
DISCRETE:
GAP	40,413	(31,971)	(14,949)	(12,469)	1,007	6,298	13,453	(1,782)	0
CUMULATIVE:
GAP	40,413	8,442	(6,507)	(18,976)	(17,969)	(11,671)	1,782	0

Off-Balance Sheet Arrangements

In our normal course of business, we may have outstanding commitments for the extension of credit that are not reflected in the financial statements. These commitments represent no more than the normal lending risk that we commit to our borrowers. If these commitments are drawn, we may obtain collateral if it is deemed necessary based on management’s credit evaluation of the borrower. As of June 30, 2008, we had outstanding commitments to extend credit of $24.5 million and letters of credit of $314 thousand. Management believes these commitments can be funded, if required, through normal operations and has received commitment fees related to these lending activities.

Item 3.	Controls and Procedures

Pursuant to provisions of the Securities Exchange Act of 1934, our Principal Executive Officer and Principal Financial and Accounting Officer are responsible for establishing and maintaining disclosure controls and procedures for the Bank. They have designed disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to us is made known to them by others within the organization, particularly during the periods when our quarterly and annual reports are being prepared. They have evaluated the effectiveness of our disclosure controls and procedures, and based on their evaluation, concluded that our disclosure controls and procedures were operating effectively as of the end of the period covered by this report.

Our management is also responsible for establishing and maintaining adequate internal controls over financial reporting and control of our assets to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. There was no change in our internal control over financial reporting or control of assets during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting or control over assets.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that our disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Bank to disclose material information otherwise required to be set forth in our periodic reports.

PART II – OTHER INFORMATION

Item 1.	Legal Proceedings

We are not presently involved in any litigation, nor to our knowledge is any litigation threatened against us, that in management’s opinion, would result in any material adverse effect on our financial position or results of operations, or which is not expected to be covered by our liability insurance.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3.	Defaults Upon Senior Securities

None

Item 4.	Submission of Matters to a Vote of Security Holders

None

Item 5.	Other Information

None

Item 6.	Exhibits

Exhibit Index:

Exhibit No.	Description

3.1	Articles of Incorporation of SuffolkFirst Bank (incorporated by reference to Exhibit 2.1 to Form 10-SB filed with the Federal Reserve on April 22, 2004).

3.2	Bylaws of SuffolkFirst Bank (incorporated by reference the Exhibit 3.2 to Form 8-K filed with the Federal Reserve on September 24, 2007).

31.1	Certification of Darrell G. Swanigan, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, dated August 14, 2008.

31.2	Certification of Robert E. Clary, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, dated August 14, 2008.

32	Certification of Darrell G. Swanigan and Robert E. Clary pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, dated August 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLKFIRST BANK

Date: August 14, 2008	/s/ Darrell G. Swanigan
Darrell G. Swanigan
President and Chief Executive Officer (Principal Executive Officer)

Date: August 14, 2008	/s/ Robert E. Clary
Robert E. Clary, CPA
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 31.1

CERTIFICATIONS

I, Darrell G. Swanigan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of SuffolkFirst Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of Directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2008	/s/ Darrell G. Swanigan
Darrell G. Swanigan
President and Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATIONS

I, Robert E. Clary, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of SuffolkFirst Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2008	/s/ Robert E. Clary
Robert E. Clary, CPA
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of SuffolkFirst Bank, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2008, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of SuffolkFirst Bank at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: August 14, 2008	/s/ Darrell G. Swanigan
Darrell G. Swanigan
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2008	/s/ Robert E. Clary
Robert E. Clary, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)